UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 8, 2017

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

799 West Coliseum Way

Midvale, Utah 84047

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01                                           Other Events.

On November 8, 2017, Overstock.com, Inc., a Delaware corporation (the “Company”), issued warrants (collectively, the “Warrants”) to purchase up to a combined aggregate of 3,722,188 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to two purchasers (the “Purchasers”) in privately negotiated transactions, for an aggregate purchase price of $6.6 million.

The Warrants were issued under the Company’s registration statement on Form S-3 (Registration No. 333-203607).

The Purchasers have the right to purchase 2,472,188 shares and 1,250,000 shares, respectively, of Common Stock for a term commencing on November 24, 2017 and ending on January 2, 2018 and February 7, 2018, respectively, in each case at an exercise price of $40.45 per share, subject to adjustment as provided in the respective Warrants.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

The following exhibits are filed with this report:

5.1	Opinion of Bracewell LLP

23.1	Consent of Bracewell LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle
Vice President, Legal, and General Counsel
Date:	November 8, 2017